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                                                                     EXHIBIT 5.1



CHICAGO                                                               SACRAMENTO
DENVER                            FIRSTAR CENTER                       SAN DIEGO
JACKSONVILLE                777 EAST WISCONSIN AVENUE              SAN FRANCISCO
LOS ANGELES              MILWAUKEE, WISCONSIN 53202-5367             TALLAHASSEE
MADISON                      TELEPHONE (414) 271-2400                      TAMPA
MILWAUKEE                    FACSIMILE (414) 297-4900           WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH


                             WRITER'S DIRECT LINE
                                414-297-5662

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
sbarth@foleylaw.com                                                  999100-0101

                               September 22, 1998


Superior Services, Inc.
Honey Creek Corporate Center
125 South 84th Street
Suite 200
Milwaukee, WI  53214

Ladies and Gentleman:

          We have acted as counsel for Superior Services, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement"), including the proxy statement/prospectus constituting a part thereof (the "Proxy Statement/Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance by the Company of up to 2,362,244 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), and the associated rights to purchase shares of Common Stock accompanying each share of Common Stock (the "Rights") to the security holders of GeoWaste Incorporated ("GeoWaste") pursuant to the Agreement and Plan of Merger dated as of July 2, 1998 between the Company and GeoWaste (the "Merger Agreement"). The terms of the Rights are as set forth in that certain Rights Agreement, dated February 21, 1997, by and between the Company and LaSalle National Bank (the "Rights Agreement"). In connection with our representation, we have examined: (a) the Registration Statement, including the Proxy Statement/Prospectus; (b) the Rights Agreement; (c) the Merger Agreement; (d) the Company's Articles of Incorporation and By-laws, as amended to date; (e) proceedings of the Board of Directors of the Company relating to the authorization for issuance of the Shares pursuant to the Merger Agreement; and
(f) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:
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Foley & Lardner

Superior Services, Inc.
September 22, 1998
Page 2

          1. The Company is a corporation validly existing under the Wisconsin Business Corporation Law (the "WBCL").

          2. The Shares, when issued as described in the Registration Statement and the Proxy Statement/Prospectus and pursuant to the Merger Agreement, will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the WBCL. (See Local 257 of
                                                           --- ------------
Hotel and Restaurant Employees and Bartenders International Union v. Wilson
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Street East Dinner Playhouse, Inc., Case No. 82-VC-0023, Chair. Ct. Branch 1,
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Dane County, Wisconsin).

          3. The Rights issued together with the Shares pursuant to the terms of the Rights Agreement will be validly issued.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.


                              Very truly yours,


                              /s/  Foley & Lardner